       As filed with the Securities and Exchange Commission June 7, 2006.

                                                       Registration No. 333- ___

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                IMAX CORPORATION
             (Exact name of registrant as specified in its charter)

           CANADA                                                 98-0140269
(State or other jurisdiction                                   (I.R.S. Employer
      of organization)                                       Identification No.)

                               2525 SPEAKMAN DRIVE
                          MISSISSAUGA, ONTARIO L5K 1B1
                    (Address of principal executive offices)

                     IMAX CORPORATION 401(k) RETIREMENT PLAN
                            (Full title of the Plan)

                                   ----------

                                IMAX U.S.A. INC.
                         110 E. 59TH STREET, SUITE 2100
                               NEW YORK, NY 10022
                     (Name and address of agent for service)

                                 (212) 821-0100
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED (1)    REGISTERED      PER SHARE (2)           PRICE         REGISTRATION FEE
--------------------   ------------   ----------------   ------------------   ----------------
Common Shares (no         50,000          U.S.$9.07         U.S.$453,500         U.S.$48.52
par value)
----------------------------------------------------------------------------------------------

          (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of Common Shares stated above, such additional Common Shares to be offered or issued to prevent dilution as a result of future stock dividends or stock splits. No additional registration fee is included for these shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

          (2) Estimated pursuant to paragraph (c) of Rule 457 under the Securities Act, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Shares quoted on The Nasdaq National Market on June 5, 2006.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1: PLAN INFORMATION.*

ITEM 2: REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------
* All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the 1933 Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents that have been filed with the Securities and Exchange Commission (the "Commission") by IMAX Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and the IMAX Corporation 401(k) Retirement Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2004(1);

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (a) above, including the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2006 dated May 9, 2006 and the Registrant's Current Reports on Form 8-K dated February 17, 2006, February 21, 2006, March 9, 2006, May 9, 2006 and June 7, 2006; and

          (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 20-F/A No. 2 filed with the Commission on June 7, 1994, including any amendment or report filed for the purposes of updating such description.

          In addition, all documents subsequently filed by the Registrant or the IMAX Corporation 401(k) Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing or furnishing of such documents.

          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

ITEM 4: DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

----------
(1) The IMAX Corporation 401(k) Retirement Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2004 has been filed concurrently with this Registration Statement on Form S-8.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 124 of the Canada Business Corporations Act ("CBCA") and
Section 7 of the Registrant's General By-Law No. 1 provide for the indemnification of directors and officers of the Registrant. Under these provisions, the Registrant shall indemnify a director or officer of the Registrant (or a former director or officer) against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding (other than in respect of an action by or on behalf of the Registrant to procure a judgment in its favor) to which such director or officer (or a former director or officer) is made a party by reason of his position with the Registrant, if he or she fulfils the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant with the approval of a court may indemnify a director or officer of the Registrant (or a former director or officer) against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in the clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, a director or officer of the Registrant (or a former director or officer) is entitled to indemnification from the Registrant in respect of all costs, charges and expenses incurred by him or her in connection with the defense of any civil criminal or administrative action or proceeding to which he or she is made a party by reason of his or her position with the Registrant if he or she was substantially successful on the merits in his or her defense of the action or proceeding and he or she fulfills the conditions in clauses (a) and (b) of the second sentence in this paragraph.

          Section 7.4 of the Registrant's By-Law No. 1 also provides that so long as the directors and officers act honestly and in good faith, to the extent permitted by law, the Registrant will indemnify the directors and officers from any liability incurred for: (i) acts or neglects of other directors and officers; (ii) loss, damage, or expense due to insufficiency or deficiency of title of property acquired by the Registrant, due to investment of the Registrant's assets in insufficient or deficient securities, due to acts of those holding the Registrant's assets, or from any other dealings with any assets belonging to the Registrant; or (iii) any other loss, damage, or misfortune which may happen in the execution of the officers' or directors' respective duties.

          The Registrant maintains directors' and officers' liability insurance with an aggregate policy limit of U.S. $70 million subject to a deductible of U.S. $100,000 for each claim other than U.S. securities law claims and U.S. $500,000 in respect of U.S. securities law claims.

ITEM 7: EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8: EXHIBITS.

          The following exhibits are filed as part of this Registration
Statement:

          4.1 Articles of Amendment of IMAX Corporation, dated June 25, 2004 (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

          4.2 IMAX Corporation 401(k) Retirement Plan.

          5.1 Opinion of McCarthy Tetrault LLP, counsel to the Registrant, as to the validity of the securities registered hereby.

          5.2 IRS Determination Letter.

          23.1 Consent of PricewaterhouseCoopers LLP, independent certified accountants of the Registrant.

          23.2 Consent of McCarthy Tetrault LLP, counsel to the Registrant (contained in Exhibit 5.1).

          24 Powers of Attorney (contained on the signature pages of this Registration Statement).

ITEM 9: UNDERTAKINGS.

          (a) The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 2006.

                                        IMAX CORPORATION


                                        By: /s/ Bradley J. Wechsler
                                            ------------------------------------
                                        Name: Bradley J. Wechsler
                                        Title: Co-Chairman of the Company,
                                               Co-Chief Executive Officer and
                                               Director

                               POWERS OF ATTORNEY

          Each of the undersigned whose signatures appears below hereby constitutes and appoints Bradley J. Wechsler and Robert D. Lister, either of whom may act individually, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                                  Title                           Date
           ---------                                  -----                           ----


/s/ Bradley J. Wechsler          Co-Chairman of the Company, Co-Chief Executive   June 7, 2006
------------------------------   Officer and Director
Bradley J. Wechsler              (Principal Executive Officer)


/s/ Richard L. Gelfond           Co-Chairman of the Company, Co-Chief Executive   June 7, 2006
------------------------------   Officer and Director
Richard L. Gelfond               (Principal Executive Officer)


/s/ Neil S. Braun                Director                                         June 7, 2006
------------------------------
Neil S. Braun


/s/ Kenneth G. Copland           Director                                         June 7, 2006
------------------------------
Kenneth G. Copland


/s/ Michael Fuchs                Director                                         June 7, 2006
------------------------------
Michael Fuchs


/s/ Garth M. Girvan              Director                                         June 7, 2006
------------------------------
Garth M. Girvan


/s/ David W. Leebron             Director                                         June 7, 2006
------------------------------
David W. Leebron


/s/ Marc A. Utay                 Director                                         June 7, 2006
------------------------------
Marc A. Utay


/s/ Francis T. Joyce             Chief Financial Officer                          June 7, 2006
------------------------------   (Principal Financial Officer)
Francis T. Joyce


/s/ Kathryn A. Gamble            Vice President Finance, Controller               June 7, 2006
------------------------------   (Principal Accounting Officer)
Kathryn A. Gamble

                            AUTHORIZED REPRESENTATIVE

          Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement has been signed on behalf of the Registrant by the undersigned, solely in their capacity as the duly authorized representatives of IMAX Corporation in the United States, in the City of New York, State of New York, on June 7, 2006.

                                        IMAX U.S.A. INC.


                                        By: /s/ Bradley J. Wechsler
                                            ------------------------------------
                                        Name: Bradley J. Wechsler
                                        Title: President


                                        By: /s/ Robert D. Lister
                                            ------------------------------------
                                        Name: Robert D. Lister
                                        Title: Vice President

                                  EXHIBIT INDEX

EXHIBIT                                                             SEQUENTIALLY
 NUMBER                         DESCRIPTION                        NUMBERED PAGE
-------                         -----------                        -------------
4.1       Articles of Amendment of IMAX Corporation, dated June
          25, 2004 (incorporated by reference to Exhibit 3.2 to
          the Registrant's Quarterly Report on Form 10-Q for the
          quarter ended June 30, 2004).                                 n/a

4.2       IMAX Corporation 401(k) Retirement Plan.                       11

5.1       Opinion of McCarthy Tetrault LLP, counsel to the
          Registrant, as to the validity of securities
          registered hereby.                                             49

5.2       IRS Determination Letter.                                      50

23.1      Consent of PricewaterhouseCoopers LLP.                         52

23.2      Consent of McCarthy Tetrault LLP (contained in
          Exhibit 5.1).                                                  49

24        Powers of Attorney (contained on the signature page of
          this Registration Statement on Form S-8).                      8